     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                          THE PROGRESSIVE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      OHIO                                          34-0963169
        (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER IDENTIFICATION NO.)
         INCORPORATION OR ORGANIZATION)

                             6300 Wilson Mills Road
                          Mayfield Village, Ohio 44143
                                 (440) 461-5000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         DAVID M. SCHNEIDER, Secretary
                          The Progressive Corporation
                             6300 Wilson Mills Road
                          Mayfield Village, Ohio 44143
                                 (440) 446-7870
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

               R. STEVEN KESTNER                                 KEITH L. KEARNEY
             BAKER & HOSTETLER LLP                            DAVIS POLK & WARDWELL
           3200 National City Center                           450 Lexington Avenue
             Cleveland, Ohio 44114                           New York, New York 10017

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
      TITLE OF EACH CLASS             AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
 OF SECURITIES TO BE REGISTERED        REGISTERED             UNIT(1)               PRICE(1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Debt Securities.................    $300,000,000(2)             100%              $300,000,000            $88,500
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Plus such additional amount as may be necessary such that, if any Debt Securities are issued with an original discount, the aggregate initial offering price will equal $300,000,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 31, 1998

PROSPECTUS

                          THE PROGRESSIVE CORPORATION

                                DEBT SECURITIES

                            ------------------------

     The Progressive Corporation (the "Company") may offer, from time to time in one or more transactions, its notes, debentures or other unsecured evidences of indebtedness (the "Debt Securities") with an aggregate initial public offering price of up to $300,000,000. The Debt Securities will rank equally with all other current and future unsecured and unsubordinated indebtedness of the Company and prior to subordinated indebtedness, if any.

     The terms of the Debt Securities of each series will be specified in a supplement to this Prospectus (a "Prospectus Supplement"). Among other items, such terms may include the following:

     - title of the series
     - aggregate principal amount
     - purchase price
     - maturity date
     - interest rate and interest payment dates
     - any optional or mandatory redemption terms
     - any sinking fund provisions
     - listing on a securities exchange
     - name of each dealer, underwriter or agent involved in the offering
     - any compensation payable to any such dealer, underwriter or agent

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE NORTH CAROLINA
   INSURANCE COMMISSIONER NOR HAS THE SECURITIES AND EXCHANGE COMMISSION,
     ANY STATE SECURITIES COMMISSION OR SUCH COMMISSIONER PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1998

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LEGALLY MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549. The Company files such material with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 or at the Commission's Web site, and copies may be obtained at fees and charges prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Company with the Commission on March 27, 1998, as amended by the Company's Form 10-K/A-No. 1 filed with the Commission on March 30, 1998, pursuant to the Exchange Act, is incorporated herein by reference.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are hereby incorporated by reference into this Prospectus and shall be deemed a part hereof from the respective dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). Requests for such documents should be directed to Jeffrey W. Basch, Chief Accounting Officer, The Progressive Corporation, at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 or by telephone at (440) 446-2851.

                                  THE COMPANY

     The Company is an insurance holding company which has 88 operating subsidiaries and one mutual insurance company affiliate. Progressive Casualty Insurance Company is the principal operating subsidiary. The Company's insurance subsidiaries and affiliate provide personal automobile insurance and other specialty property/casualty insurance and related services throughout the United States and in Canada. Of the approximately 250 United States insurance company groups writing private passenger auto insurance, the Progressive insurance group ranked 6th in size based on 1996 direct premiums written, as reported by A.M. Best Company Inc. in their 1996 A(2) report for all private passenger auto insurance writers.

     The Company's core business, which accounted for 96% of the Company's total net premiums written in 1997, writes insurance for private passenger automobiles, recreational vehicles and small fleets of commercial vehicles. The Progressive insurance group is a major participant in the nonstandard automobile segment of the property/casualty insurance industry. The Company also writes standard and preferred auto risks.

     The Company's diversified businesses, which accounted for 4% of total net premiums written in 1997, offer collateral protection coverage and loan tracking for automobile lenders and financial institutions, directors and officers liability and fidelity coverage for American Bankers Association member community banks, nonstandard auto insurance and underwriting and claim servicing for state involuntary residual market commercial and personal auto programs.

     The Company's principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and its telephone number is (440) 461-5000.

                                USE OF PROCEEDS

     Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds will be used by the Company for general corporate purposes. Unless and until otherwise applied, the net proceeds will be added to the investment portfolios of the Company or its subsidiaries and may be used, in whole or in part, to support premium growth. Such proceeds will be invested in securities of approximately the same quality and maturities as those currently held in such investment portfolios. A discussion of the nature of such securities, and the risks relating thereto, is set forth in the "Investments" section of Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's 1997 Annual Report on Form 10-K.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table represents the Company's ratio of earnings to fixed charges for the periods shown:

      YEARS ENDED DECEMBER 31,
    ----------------------------
    1997  1996  1995  1994  1993
    ----  ----  ----  ----  ----
    9.2x  7.7x  6.6x  7.3x  9.2x

     Earnings consist of income before income taxes and before fixed charges. Fixed charges consist of interest and amortization on indebtedness and the portion of rents representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may offer under this Prospectus and one or more Prospectus Supplements Debt Securities not exceeding $300,000,000 in aggregate initial public offering price. The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities which may be offered under a Prospectus Supplement. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities offered hereby will represent unsecured general obligations of the Company and will rank on a parity with all other existing and future unsecured and unsubordinated indebtedness of the Company and prior to subordinated indebtedness, if any. The Debt Securities are to be issued under an Indenture dated as of September 15, 1993 (which, as supplemented and amended, is referred to herein as the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). Debt Securities may be issued in one or more series under the Indenture. The Indenture does not limit the amount of Debt Securities or any other debt which may be incurred by the Company. In addition, the provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, which is an exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used herein are defined in the Indenture. References are to sections or articles of the Indenture.

GENERAL

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued in series thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Debt Securities may be denominated and payable in U.S. dollars, foreign currencies or units based on or relating to U.S. or foreign currencies. Debt Securities may be offered to the public on terms determined by market conditions at the time of sale. (Section 2.3 of the Indenture.)

     Reference is made to the appropriate Prospectus Supplement for the following terms of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title, aggregate principal amount and authorized denominations of such Debt Securities; (2) the purchase price of such Debt Securities (expressed as a percentage of the principal amount thereof); (3) the date on which such Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined;
(5) the coin or currency or units based on or relating to currencies in which Debt Securities may be purchased and in which payment of principal and interest will be made; (6) the periods for which and the dates on which such interest, if any, will be payable; (7) the place or places where the principal of and premium and interest, if any, on such Debt Securities will be payable; (8) the terms of any mandatory or optional redemption (including any sinking fund); (9) whether such Debt Securities will be issuable in registered form or bearer form (with or without coupons) or both, and, if Debt Securities in bearer form will be issued, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in bearer form; (10) whether, and under what circumstances, the Company will pay additional amounts on such Debt Securities held by a person who is not a U.S. person (as defined in an appropriate Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (11) any other specific terms of such series. If a Prospectus Supplement specifies that Debt Securities are denominated in a currency other than U.S. dollars or U.S. currency units, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency or currency unit in which the principal of and premium and interest, if any, on such Debt Securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. (Section 2.3 of the Indenture.)

     Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. (Section 2.8 of the Indenture.)

     The Debt Securities will be unsecured. The Debt Securities will rank on a parity with all other existing and future unsecured and unsubordinated indebtedness of the Company and prior to subordinated indebtedness, if any. Because the Company is a holding company, however, its rights and the rights of its creditors to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization (and thus the ability of holders of the Debt Securities to benefit as creditors of the Company in such liquidation or recapitalization) will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims (other than as a holder of the subsidiary's outstanding shares of capital stock) against the subsidiary.

     In addition, insurance statutes in many states limit the extent to which regulated insurance companies may pay dividends and transfer assets to their affiliates and either prohibit or require prior regulatory approval for the payment of dividends and other distributions in excess of such limits. Since a source of the Company's internally generated cash flow is dividends paid to it by its subsidiaries, the Company's ability to meet its obligations (including the obligation to pay principal of and premium, if any, and interest on the Debt Securities) may be affected by any such limitations or prior approval requirements.

GLOBAL SECURITIES

     The Debt Securities may be issued in the form of one or more global securities (a "Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in an appropriate Prospectus Supplement and registered in the name of the Depositary or a nominee thereof. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred, except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any Debt Securities to be represented by a Global Security will be described in a Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) default in payment of principal of or premium, if any, on the Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the Debt Securities of such series; (d) default by the Company in the performance of any other covenant or warranty contained in the Indenture for the benefit of such series which shall not have been remedied for a period of 60 days after notice given as specified in the Indenture; and
(e) certain events of bankruptcy, insolvency and reorganization of the Company. (Section 5.1 of the Indenture.) An Event of Default with respect to a particular series of Debt Securities issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any default (except in payment of principal of, or premium, if any, or interest on such Debt Securities) if the Trustee determines, in good faith, that it is in the interest of the holders of Debt Securities of such series to do so; provided, however, that in the case of a default of the character specified in clause (d) above, no such notice to holders of Debt Securities of such series shall be given until at least 30 days after the occurrence thereof. (Section 5.11 of the Indenture.)

     The Indenture provides that (1) if an Event of Default described in clause
(a), (b), (c) or (d) above with respect to a particular series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the entire principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (2) if an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of all Debt Securities then outstanding thereunder (voting as one class) may declare the entire principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding thereunder and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, if any, or interest on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series thereunder, as the case may be) then outstanding. (Sections 5.1, 5.10 and 8.1 of the Indenture.)

     The Indenture provides that holders of a majority in principal amount of the outstanding Debt Securities of each series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to Debt Securities of such series, subject to certain limitations specified in the Indenture, provided that the holders of Debt Securities shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the Indenture.) The Indenture requires the annual delivery by the Company to the Trustee of a written statement as to the absence of certain defaults under the Indenture. (Section 3.5 of the Indenture.) Whenever the Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of Debt Securities denominated in U.S. dollars and in any other currency or currency unit, in the absence of any provision to the contrary in the form of Debt Security of any particular series, any amount in respect of any Debt Security denominated in a currency or currency unit other than U.S. dollars shall be treated for any such action or distribution as the amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Company reasonably specifies to the Trustee or in the absence of such specification, as the Trustee may determine. (Section
11.11 of the Indenture.) Under the terms of the Indenture, the holders of a majority in aggregate principal amount of all series of the Debt Securities to be affected thereby at the time outstanding may waive compliance with certain covenants contained in the Indenture. (Section 5.10 of the Indenture.)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series affected by such modification at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of such Debt Securities; provided that no such modification shall (i) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method by which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holder of a Debt Security, without the consent of the holders of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Debt Security so affected. (Section 8.2 of the Indenture.) The Indenture also provides that the Company and the Trustee may from time to time execute supplemental indentures. (Section 8.1 of the Indenture.)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

     The Company may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either the Company shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon the Company, and, immediately after such merger or consolidation, or such sale or conveyance, the Company or such successor corporation shall not be in default in the performance of any such covenant or condition. (Article Nine of the Indenture.)

DEFEASANCE

     The Indenture provides that, unless the terms of any series of Debt Securities provide otherwise, the Company will be discharged from obligations in respect of the outstanding Debt Securities of any series and the provisions of the Indenture with respect thereto (excluding certain obligations, such as obligations to register the transfer or exchange of such outstanding Debt Securities, to replace stolen, lost or mutilated certificates or coupons, and to hold moneys for payment in trust), upon the irrevocable deposit, in trust, of cash or U.S. Government Obligations (as defined in the Indenture) which, through the payment of interest and principal thereof in accordance with their terms, will provide cash in an amount sufficient to pay the principal of and premium, if any, and interest on and mandatory sinking fund payments, if any, in respect of all outstanding Debt Securities of such series on the stated dates such payments are due in accordance with the terms of the Indenture and such outstanding Debt Securities, provided that the Company has received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such outstanding Debt Securities and that certain other conditions are met. (Section 10.1(B) of the Indenture.)

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect and the Trustee, on demand of and at the expense of the Company, shall execute appropriate instruments acknowledging the satisfaction and discharge of the Indenture upon compliance with certain enumerated conditions, including (a) the Company having paid all sums payable by the Company under the Indenture, as and when the same shall be due and payable, (b) the Company shall have delivered to the Trustee for cancellation all Debt Securities theretofore authenticated under the Indenture or (c) all Debt Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and the Company shall have deposited with the Trustee sufficient cash or U.S. Government Obligations which, through the payment of principal and interest thereon in accordance with their terms, will provide sufficient cash to pay, at maturity or upon redemption, all Debt Securities of any series outstanding under the Indenture. (Section 10.1(A) of the Indenture.)

GOVERNING LAW

     The Debt Securities and the Indenture will be governed by the laws of the State of New York. (Section 11.8 of the Indenture.)

CONCERNING THE TRUSTEE

     The Company entered into the Indenture with The First National Bank of Boston, as Trustee ("FNBB"), pursuant to which the Company may issue one or more series of its Debt Securities. Effective October 2, 1995, State Street Bank and Trust Company acquired the trust business of FNBB, and, as a result, State Street Bank and Trust Company became and is currently the Trustee under the Indenture. State Street Bank and Trust Company may from time to time make loans to the Company, and various subsidiaries of the Company may participate in loan syndications or other investments offered by State Street Bank and Trust Company from time to time, in the normal course of business. State Street Bank and Trust Company also serves as trustee for the Company's outstanding 10% Notes due December 15, 2000, 10 1/8% Subordinated Notes due December 15, 2000, 8 3/4% Notes due June 1, 1999, 7% Notes due October 1, 2013, 6.60% Notes due January 15, 2004 and 7.30% Notes due June 1, 2006.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to one or more purchasers. The Prospectus Supplement with respect to a particular offering of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to the Company from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such Debt Securities may be listed, and the place and time of delivery of the Debt Securities offered.

     Debt Securities may be offered and sold through agents designated by the Company from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any Debt Securities so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale of any Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any Debt Securities, unless otherwise set forth in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such Debt Securities will be obligated to purchase all such Debt Securities if any are purchased.

     If a dealer is utilized in the sale of any Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Debt Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in a Prospectus Supplement relating thereto.

     Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a Prospectus Supplement relating thereto.

     The place and time of delivery of the Debt Securities in respect of which this Prospectus is delivered will be set forth in an accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Unless otherwise indicated in a Prospectus Supplement relating to the Debt Securities, certain legal matters in connection with the Debt Securities will be passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for any purchasers, dealers, underwriters or agents by Davis Polk & Wardwell, New York, New York. Davis Polk

& Wardwell may rely as to all matters of Ohio law on the opinion of Baker & Hostetler LLP, and Baker & Hostetler LLP may rely as to all matters of New York law on the opinion of Davis Polk & Wardwell. Davis Polk & Wardwell may represent the Company from time to time in connection with certain legal matters.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, all incorporated by reference in the Registration Statement of which this Prospectus forms a part, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Except for the Registration Fee, all fees and expenses are estimated:

Registration Fee -- Securities and Exchange Commission......  $ 88,500
Trustee's Fees and Expenses.................................    10,000
Accounting Fees and Expenses................................    20,000
Legal Fees and Expenses.....................................    35,000
Blue Sky Fees and Expenses (including related fees and
  expenses of counsel)......................................    10,000
Printing Expenses...........................................    10,000
Rating Agency Fees..........................................   132,500
Miscellaneous Expenses......................................     4,000
                                                              --------
     Total..................................................  $310,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Code of Regulations of the Company provides for indemnification of any director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any action, suit or proceeding, criminal or civil, to which he was, is or may be a party by reason of his status as such director, officer or employee.

     A director, officer or employee is entitled to indemnification if he is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of the Code of Regulations (i) by the directors of the Company acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present or (ii) by the shareholders of the Company at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Company, (b) acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and (c) in any matter the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by the Company as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

     Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation's articles of incorporation or code of regulations (which prohibition is not contained in the Company's Articles of Incorporation or Code of Regulations), a corporation shall pay a director's expenses, including attorneys' fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

     Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him in any such capacity, whether or not the corporation would have power to indemnify him under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     The Company maintains directors and officers liability insurance in the amount of $20,000,000 under a policy issued by a wholly owned subsidiary of the Company. The risks covered by such policy include certain liabilities under the securities laws.

     See the proposed form of Underwriting Agreement, filed as Exhibit 1, for certain provisions relating to indemnification of the Company and its directors and officers.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
  1        --   Proposed Form of Underwriting Agreement
  4.1      --   Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the
                "Indenture")
  4.2      --   First Supplemental Indenture dated March 15, 1996 between
                the Registrant and State Street Bank and Trust Company,
                evidencing the designation of State Street Bank and Trust
                Company as successor trustee under the Indenture, is
                incorporated by reference to Exhibit 4.2 of the Company's
                Registration Statement No. 333-01745 (filed with the
                Commission on March 15, 1996)
  4.3      --   Proposed Form of Debt Security
  5        --   Opinion of Baker & Hostetler LLP
 12        --   Computation of Ratio of Earnings to Fixed Charges
 23.1      --   Consent of Coopers & Lybrand L.L.P.
 23.2      --   Consent of Baker & Hostetler LLP (included in Exhibit 5)
 24.1      --   Powers of Attorney
 24.2      --   Certified resolution of the Company's Board of Directors
                authorizing the signing on behalf of the Company pursuant to a power of attorney
 25        --   Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939 of State Street Bank and
                Trust Company

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on March 31, 1998.

                                          THE PROGRESSIVE CORPORATION

                                          By: /s/ DAVID M. SCHNEIDER

                                            ------------------------------------
                                            David M. Schneider, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 1998.

                   SIGNATURE                                   TITLE
                   ---------                                   -----
                       *                          Chairman, President and Director
------------------------------------------------  (Principal Executive Officer)
                 Peter B. Lewis

             /s/ CHARLES B. CHOKEL                Treasurer (Principal Financial
------------------------------------------------  Officer)
               Charles B. Chokel

              /s/ JEFFREY W. BASCH                Principal Accounting Officer
------------------------------------------------
                Jeffrey W. Basch

                       *                          Director
------------------------------------------------
                Milton N. Allen

                       *                          Director
------------------------------------------------
                B. Charles Ames

                       *                          Director
------------------------------------------------
                Charles A. Davis

                       *                          Director
------------------------------------------------
               Stephen R. Hardis

                       *                          Director
------------------------------------------------
                   Janet Hill

                       *                          Director
------------------------------------------------
               Norman S. Matthews

                       *                          Director
------------------------------------------------
             Donald B. Shackelford

                       *                          Director
------------------------------------------------
                 Paul B. Sigler

* David M. Schneider, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By: /s/ DAVID M. SCHNEIDER

    ----------------------------------
    David M. Schneider,
    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------

  1       --   Proposed Form of Underwriting Agreement

  4.1     --   Indenture between the Registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the
               "Indenture")

  4.2     --   First Supplemental Indenture dated March 15, 1996 between
               the Registrant and State Street Bank and Trust Company,
               evidencing the designation of State Street Bank and Trust
               Company as successor trustee under the Indenture, is
               incorporated by reference to Exhibit 4.2 of the Company's
               Registration Statement No. 333-01745 (filed with the
               Commission on March 15, 1996)

  4.3     --   Proposed Form of Debt Security

  5       --   Opinion of Baker & Hostetler LLP

 12       --   Computation of Ratio of Earnings to Fixed Charges

 23.1     --   Consent of Coopers & Lybrand L.L.P.

 23.2     --   Consent of Baker & Hostetler LLP (included in Exhibit 5)

 24.1     --   Powers of Attorney

 24.2     --   Certified resolution of the Company's Board of Directors
               authorizing the signing on behalf of the Company pursuant to a power of attorney

 25       --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of State Street Bank and
               Trust Company